Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ENTERS INTO AN EXTENSION OF ITS $360 MILLION REVOLVING ASSET-BASED CREDIT FACILITY

TORONTO, January 30, 2020 - SunOpta Inc. ("SunOpta" or the "Company") (Nasdaq:STKL) (TSX:SOY), a leading global company focused on plant-based foods and beverages, fruit-based foods and beverages, and organic ingredient sourcing announced today that it has entered into an extension of its senior secured asset-based revolving credit facility in the maximum aggregate principal amount of $360 million, subject to the borrowing base. The extension moves the maturity date for the revolving tranches to March 31, 2022, while the maturity date for the FILO tranche will be set at June 30, 2020 to coincide with the date of the final amortization payment thereof. The credit facility continues to be used to support the working capital and general corporate needs of SunOpta's global operations, in addition to funding strategic initiatives.

"We are pleased with the extension of the credit facility and appreciate the support of our banking partners as we continue to execute our strategic plans to deliver improved profit performance," said Scott Huckins, Chief Financial Officer of SunOpta. "The extended credit facility provides enhanced flexibility and increased liquidity to support our operational initiatives. We have many high return projects, especially in our plant-based beverage platform, and this new credit facility will allow us to continue to drive double-digit growth in beverages as we seek to double this business over the coming years."

Borrowings under the credit facility bear interest based on various reference rates including LIBOR plus an applicable margin. The applicable margin in the new facility ranges from 1.25% to 1.75% for loans bearing interest based on LIBOR, plus, if applicable, an additional 0.50% when the Company's total leverage ratio exceeds an agreed threshold. The applicable margin is set quarterly based on average borrowing availability. The obligations of the borrowers under the facility are guaranteed by substantially all of SunOpta's subsidiaries and, subject to certain exceptions, such obligations are secured by first priority liens on substantially all assets of SunOpta and the other borrowers and guarantors. The credit facility contains customary covenants and borrowing availability requirements. The facility is provided by a syndicate of banks, including Bank of America, N.A., Rabobank Nederland, Canadian Branch, Bank of Montreal, JP Morgan Chase Bank, N.A., and Wells Fargo Bank, National Association.

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on plant-based foods and beverages, fruit-based foods and beverages, and organic ingredient sourcing. SunOpta specializes in the sourcing, processing and packaging of organic, natural and non-GMO food products, integrated from seed through packaged products; with a focus on strategic vertically integrated business models.

Forward-Looking Statements

Certain statements included in this press release may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. These forward-looking statements include, but are not limited to, the Company's ability to consummate the extension of the senior secured asset-based revolving credit facility, and the definitive documentation thereof, as planned and described herein. Terms and phrases such as "will", "may", "expects", "intends", "continue" and other similar terms and phrases are intended to identify these forward-looking statements. Forward-looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. The Company makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including adverse fluctuations in applicable interest rates, the risk of potential covenant breaches under the credit facility and other factors that might limit or affect the expected benefits of improved borrowing rates and increased availability of funds, as well as other risks described from time to time under "Risk Factors" in our Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized.

Scott Van Winkle

ICR

617-956-6736

scott.vanwinkle@icrinc.com

Source: SunOpta Inc.